As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________________________________________________________
COCA-COLA EUROPACIFIC PARTNERS PLC
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

England and Wales                98-1267571
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

Pemberton House, Bakers Road
Uxbridge, UB8 1EZ, United Kingdom
+44 (0)1895 231 313
(Address, including zip code, and telephone number of registrant’s principal executive offices)
_____________________________________________________________________________________________

Amended and Restated Rules and Trust Deed of the Coca-Cola Europacific Partners plc UK Share Plan
Rules of the Coca-Cola Europacific Partners plc Employee Share Purchase Plan
(Full title of the plans)
____________________________________________________________________________________
The Corporation Trust Company
Corporate Trust Center
1209 Orange St.
Wilmington, DE 19801
(Name and address of agent for service)

(800) 677-3394
(Telephone number, including area code, of agent for service)
____________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed by Coca-Cola Europacific Partners plc (the “Registrant”) pursuant to General Instruction E of Form S-8 in connection with (i) the Amended and Restated Rules and Trust Deed of the Coca-Cola Europacific Partners plc UK Share Plan (as so amended and restated to date, the “Amended UK Share Plan”) and (ii) the Rules of the Coca-Cola Europacific Partners plc Employee Share Purchase Plan (as so amended to date, the “Amended ESPP”), to cover an additional 1,300,000 and 6,100,000 ordinary shares of the Registrant, €0.01 nominal value per share (the “Ordinary Shares”), reserved for issuance under the Amended UK Share Plan and the Amended ESPP, respectively. These Ordinary Shares are additional securities of the same class as other securities for which a previous registration statement on Form S-8 (File No. 333-233695) was filed on September 10, 2019 (the “Original Form S-8”), with the Securities and Exchange Commission (the “Commission”) relating to these plans.

Pursuant to General Instruction E to Form S-8, the contents of such registration statement are incorporated herein by reference and made a part hereof, except to the extent supplemented, amended or superseded by the information set forth herein.

This registration statement registers only the additional securities described above and does not otherwise modify or update the prior registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Rules and Trust Deed of the Coca-Cola Europacific Partners plc UK Share Plan, as amended and restated as of 30 April 2025*
4.2	Coca-Cola Europacific Partners plc Employee Share Purchase Plan, as amended as of 14 November 2025*
5.1	Opinion of Slaughter and May regarding legality*
23.1	Consent of Independent Registered Public Accounting Firm*
24.1	Power of Attorney*
107	Filing Fee Table*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uxbridge, Middlesex, United Kingdom, on August 4, 2026.
Coca-Cola Europacific Partners plc
By: /s/ Svetlana Walker
Name: Svetlana Walker
Title: General Counsel & Company Secretary

Each person whose signature appears below constitutes and appoints Svetlana Walker as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the U.S. Securities Act of 1933, as amended, of ordinary shares of Coca-Cola Europacific Partners plc (the “Company”) pursuant to the Coca-Cola Europacific Partners plc UK Share Plan and the Coca-Cola Europacific Partners plc Employee Share Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 4, 2026.

Signature	Title	Date
/s/ * Damian Gammell	Chief Executive Officer and Director (Principal executive officer)	August 4, 2026

/s/ * Ed Walker	Chief Financial Officer (Principal financial officer)	August 4, 2026

/s/ * Ivan Stoykov	Chief Accounting Officer (Principal accounting officer)	August 4, 2026

/s/ * Sol Daurella	Chairman and Director	August 4, 2026

/s/ * Rob Appleby	Director	August 4, 2026

/s/ * Manolo Arroyo	Director	August 4, 2026

/s/ * John Bryant	Director	August 4, 2026

/s/ * José Ignacio Comenge	Director	August 4, 2026

/s/ * Laurence Debroux	Director	August 4, 2026

/s/ * Nathalie Gaveau	Director	August 4, 2026

/s/ * Álvaro Gómez-Trénor Aguilar	Director	August 4, 2026

/s/ * Mary Harris	Director	August 4, 2026

/s/ * Alfonso Líbano Daurella	Director	August 4, 2026

/s/ * Nicolas Mirzayantz	Director	August 4, 2026

/s/ * Mark Price	Director	August 4, 2026

/s/ * Mario Rotllant Solá	Director	August 4, 2026

/s/ * Nancy Quan	Director	August 4, 2026

/s/ * Uvashni Raman	Director	August 4, 2026

/s/ * Dessi Temperley	Director	August 4, 2026
* By: /s/ Svetlana Walker
Svetlana Walker, Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Coca-Cola Europacific Partners plc in the United States, in the City of Newark, Delaware, on the 4th day of August, 2026.

Authorized Representative
Puglisi & Associates
By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director of Puglisi & Associates